IN THE DISTRICT COURT OF TULSA COUNTY
STATE OF OKLAHOMA

MARK CHANG, an individual;	)
ALAN KWOK WAI WONG,an individual	)
HONG BENG LIM, an individual,	)
HUIOS ENERGY, LLC, an Oklahoma	)
limited liability company; and	)
OILPODS SINGAPORE PTE LTD.,	)
a Singapore private limited company,	)
)
Plaintiffs,	)
vs.	)	Case No. CJ-2008-4855
)
POWDER RIVER PETROLEUM	)
INTERNATIONAL, INC., an Oklahoma	)
corporation; and BRIAN FOX, an	)
individual,	)
)
Defendants.	)

RECEIVER’S INITIAL INTERIM REPORT TO THE COURT REGARDING THE RECEIVERSHIP
ESTATE OF POWDER RIVER PETROLEUM INTERNATIONAL, INC.

Following a hearing on July 14, 2008, I, Bruce W. Day, was appointed by the Court to act as the Receiver for Powder River Petroleum International Inc., (the “Company”) and its affiliated entities. The purpose of the receivership is to administer and manage the business affairs of the Company and to marshal and safeguard its assets. Pursuant to the Court’s Order initiating my appointment, I was directed to submit a preliminary report within 45 days. The following is my first report to the Court.

Allegations (Basis) and Status of Lawsuit:

The allegations in the lawsuit seeking the appointment of a receiver, included, among other things, claims that Company’s management had been grossly negligent and/or has acted in a fraudulent manner in conducting the Company’s business. Specifically, the Company’s President and Chief Executive Officer, Brian Fox, is alleged to have acted in a grossly negligent or fraudulent manner in his dealings with working interest investors (the “investors”) in a number of respects, including but not limited to: (a) failing to drill or perform promised re-completion work on leases, (b) hiring an operator with a criminal and regulatory history of investor fraud, (c) failing to take steps to preserve company assets, (d) taking actions which caused the unreasonable loss of company assets, (e) withholding funds due to the Company from affiliated entities he controlled, (f) transferring company assets without an exchange of reasonably equivalent value, (g) filing misleading reports with regulators, and (h) paying himself an exorbitant salary and bonuses that were not justified under the circumstances.

After withdrawing his objection to my appointment as Receiver at the hearing on July 14, 2008, Mr. Fox has now filed a Motion to dismiss the Receivership proceeding, as well as the Receiver. The Motion has been set for hearing before the Court on October 10, 2008, at the same time as a continued hearing for a permanent injunction against Mr. Fox is set to be heard. Mr. Fox alleges in his Motion that his prior counsel did not have the authority to waive the Company’s and his objections to the appointment of the Receivership during the course of the original Receivership hearing on July 14, 2008. Mr. Fox also denies and refutes the various allegations against him that relate to his performance as the Company’s President and Chief Executive Officer. Mr. Fox also claims that the Receiver has: (a) improperly dismissed employees, (b) appeared in person or through agents without prior notice at the Company’s offices in Calgary, (c) acted prematurely in acting as the Receiver, prior to the posting of a bond, and (d) during this 3-5 day premature period allegedly caused the Company to fail to meet its obligations in various ways. The Court will rule on these Motions following a hearing on October 10, 2008.

Preservation of Assets / Mr. Fox’s Failure to Cooperate / Record Destruction

Since being appointed Receiver for the Company, I have attempted to assert control over the various oil and gas producing properties and other assets of the Company and to determine its liabilities. Notwithstanding the Court’s Order that Mr. Fox cooperate in the Receivership proceedings, Mr. Fox has refused to do so. As a result of Mr. Fox’s refusal to cooperate by providing either information or access to the Company’s records, I was forced to retain counsel in Calgary, Alberta, Canada to obtain a local court order recognizing the receivership. The Canadian Court’s order permitted me to gain access to the Company’s records, notwithstanding the objections of Mr. Fox. Despite the orders of both the Tulsa Court and the Canadian Court, it appears that Mr. Fox and/or other employees of Powder River at the Calgary office have destroyed company records, specifically deleting e-mail from the Company’s e-mail servers. The costs of and the delay associated with obtaining the order from the Calgary Court, as a result of Mr. Fox’s refusal to comply with this Court’s Order, has been injurious to the receivership estate. I will be filing a motion on behalf of the Company to recover the attorney fees and costs associated with the Calgary proceedings from Mr. Fox. Since I was denied initial access to the Company’s records and only received them within the last week and due to Mr. Fox’s refusal to provide information, this report is necessarily limited.

Initial Actions as Receiver:

Following my appointment, I posted a Receiver’s bond on July 17, 2008, which was amended the following day as to form. Notice of the receivership appointment was distributed to Mr. Fox, all known financial institutions and/or other entities that were believed to be the depositories of funds or other assets of the Company on July 18, 2008. I retained Ben Kemendo, a C.P.A. with the firm of Woodrum, Kemendo, Tate & Westemeir, PLLC in Tulsa, to assist me in the accounting aspects of the receivership. Mr Kemendo has previously served as a Receiver and also as a Receiver’s accountant. Since there were no current financial statements that had been prepared since the filing of the Company’s Quarterly SEC Report for the period January - March, I have conferred with Jeff Johnson, the Company’s Chief Financial Officer, and Mr. Kemendo on an ongoing basis to create a cash flow statement, that prioritized the payment of operational expenses on producing oil and gas properties. The Company’s cash flow projections only address costs associated with the Company’s oil and gas production and professional fees associated with pending litigation, other than the receivership. The Receiver and his law firm and Mr. Kemendo and his accounting firm are not currently scheduled to be paid in the Company’s current cash flow projections.

Assets of the Company:

Notwithstanding, that the Company sold working interests in various oil and gas leaseholds for over $40,000,000 from 2005-2007 to several thousand Asian investors, when the Recievership was appointed by the Court the total cash available in all known bank accounts was $71,120 and the Company’s monthly oil and gas production revenue, after deducting utilities and operational costs, for July was $18,933. The Company is unable to meet its current expenses as they became due and certain payables, including certain payables for operation of the Company’s oil and gas production, have been unpaid for months.

Since my appointment as the Receiver, we have worked with a variety of vendors in an effort to get production that was shutdown due to non payment of operational expenses back on line. We initially received a very hostile response from these vendors due to prior management’s failure to perform on prior promises to bring their accounts current. We have negotiated reduced and deferred payouts with a number of vendors and hope to bring approximately 9 wells back on line this month to enhance the Company’s revenue. The wells that have been brought back on line produce a very modest amount of oil and gas. The typical well being brought back on line produces 1 to 3 barrels of oil per day of gross production. Current cash flow projections, upon which all budgeting is based, reflect forecasted monthly oil and gas production net revenue of approximately $25,000 by November 2008. The foregoing revenue projection does not include any oil and gas production from the Brookshire, Kirby and Weesatche leaseholds. The well production from these leaseholds currently creates a negative cash flow. Additionally, the Brookshire and Weesatche leaseholds are subject to pending litigation with the operator.

Evaluation and Appraisal of Oil and Gas Properties:

The Company did not have a fair and objective evaluation of its producing and non producing oil and gas properties (the “properties”) when the Receivership was appointed. The properties have been reported in the Company’s financial statements on a full cost accounting basis. Using this accounting methodology, the March 31, 2008 financial statements, reflect Oil and Gas properties not subject to amortization with a value of $11,010,158 and subject to amortization with a value of $13,012,156. Since the Company did not have any funds available to conduct an evaluation of its properties, I issued a Receivers Note (the “Note”) to three Company investors, to borrow $20,000 for this study. The Note that I issued is attached hereto as Exhibit A.1 I am by the submission of this report seeking Court approval of and authority to repay the Note. Following the funding of the note, I retained Lee Keeling and Associates, Inc., an independent oil and gas engineering consulting firm located in Tulsa Oklahoma, to evaluate the known oil and gas properties of the Company. The report, which is expected to be issued in the next few weeks, will provide the estimated oil and gas reserves for the known oil and gas properties of the Company, as well as a geological (prospective) evaluation of those properties. It is anticipated that the Company’s previously reported values for its oil and gas properties, as set forth above, will be significantly reduced.

One of the principal properties of the Company from a cost basis, the Weesatche lease in Goliad County, Texas, is the subject of pending litigation with the operator of the property. The operator of these oil and gas properties is controlled by John Ehrman who was also involved in the sale of these properties to the Company. Mr. Ehrman has been a subject of two prior SEC enforcement proceedings and has previously pled guilty to a federal criminal fraud charge. Mr. Ehrman is currently the subject of additional criminal fraud charges. Mr. Fox has also been the subject of regulatory proceedings in an unrelated matter filed by the Calgary Securities Commission. Based on our review, none of the foregoing regulatory and criminal proceedings were disclosed by the Company in its SEC filings or to its investors.

1 The lenders reflected in the Receivers Note, i.e. Messrs. Aberle, Chang and Phillips, are stockholders. Mr. Chang is also a Plaintiff in this proceeding and President of the Singapore marketing entity that sold leasehold working interests to Asian Investors on behalf of the Company.

I will be in a better position to evaluate the Company’s properties, its prospects, and the value of investors’ potential future revenues when the engineering report is received and an accounting is completed. With regard to the non producing lease holds, we have not been able to confirm the extent of what is actually currently held, as reflected in the last SEC filings. We believe a number of the identified leaseholds have been lost due to their terms or as a result of defaults occurring prior to the appointment of the receivership.

 I have been unable to locate or confirm the existence of the equipment identified in the last SEC filings that is the subject of a current lease by the Company. I am still in the process of attempting to locate and /or confirm the existence of the assets / equipment.

Management: President / CEO and CFO Compensation:

Mr. Fox has been the sole member of the Company’s Board of Directors since March, 2008.2 Mr. Fox owns 59,085,000 or 40% of the Company’s issued and outstanding common stock. Mr. Fox is one of two corporate officers for the company. Mr. Fox received $1,499,147 in salary, bonus and expense reimbursement in 2007. In addition to serving as the Company’s Chief Executive Officer (“CEO”), during the past 6 years, Mr. Fox has been President of Renco Energy, Inc. (“Renco”) and Renard Resources, Inc., both Oklahoma corporations, engaged in acquiring and developing working interests in oil and gas properties. Based upon our review to date, Renco was affiliated with the Company and its business was conducted by employees of the Company in Alberta, Canada. Mr. Fox has also been President of Zorro Resources, Inc., an Alberta corporation, which engages in oil and gas exploration, production and development in Canada.

2 According the Company’s SEC filings, Jonathan Havelock and Mark Chang served on the Company’s Board of Directors for approximately six months, i.e. from 8/07 – 3/08.

Jeff Johnson has served as the Company’s Chief Financial Officer (“CFO”) since October 2007. Mr. Johnson has been paid $180,000 per year by the Company and was issued 1,500,000 shares of the Company’s stock when he became CFO. Mr. Johnson is employed by Stayner, Bates & Jensen, PC, an accounting firm in Salt Lake City, Utah. Since the appointment of the Receivership, Mr. Johnson has assisted the Receiver and the Receiver’s independent accountant.

Company Employees/Offices:

The Company previously reported that it had 8 full time and two part time employees. Six of the full time employees were located in the Calgary, Canada offices of the Company. One employee was located in the Tulsa, Oklahoma office and one employee was located in the Singapore office. Two of the employees in the Calgary, Canada offices were Mr. Fox’s daughters. Following my appointment as Receiver, I was unable, with the assistance of the Company’s CFO and an independent accountant, to identify sufficient funds to satisfy the company’s current and past due payables, including the Company’s upcoming payroll.  I immediately advised Mr. Fox, by and through his counsel, of this circumstance and asked him to: (a) identify the source of funds that he was intending to use to address these current and past due obligations; and (b) be particularly mindful of acting responsibly toward his employees by immediately identifying sources of funds for the payroll incurred to date and that the Company was continuing to incur.  I was advised, by and through Mr. Fox’s counsel, that Mr. Fox had “never missed a payroll” and would not miss this one.  I deferred terminating anyone’s employment during the first several weeks of the Receivership, in reliance upon this representation.  In the end, Mr. Fox was never forthcoming in identifying any source of funds to address the circumstance and refused to abide by the Court’s Order directing him to cooperate with the Receivership. As a result, and as noted above, I was forced to retain counsel and to initiate a court action in Calgary, Alberta Canada to enforce the Receivership. Following the issuance of the Canadian Court’s Order, the employees in Calgary did not return to the Company’s office during our presence there.

In order to save expenses and in view of the Company’s cash short fall, I have notified the lessors of the Company’s offices in Calgary, Alberta, Canada, Tulsa, Oklahoma and Singapore that the Company cannot pay their leases and that they should seek to re-let the premises as soon as possible.

Working Interest (“Asian”) Investors:

As part of my responsibilities as a Receiver, I have also begun an investigation of the claims asserted in this action. Based upon the records that I have reviewed, substantially all of the investments received by the Company from 2005-2007, were derived from the sale of leasehold working interests to several thousand investors located in Singapore and other Asian countries (the “Asian Investors”). During this three year period, the Asian investors paid Powder River in excess of $40,000,000 to acquire working interests in various oil and gas leaseholds owned by the Company in Texas, Louisiana and Oklahoma. Approximately $12,000,000 or 30%, of the funds raised by the Company was expended for sales commissions (20%) and investor administration services (10%).3

In this regard, according to the Company’s 2006 federal income tax return and investor records, the Company sold working interests in several oil and gas leaseholds for $17,705,262 which the Company had purchased within the prior 12 months for $144,637. See Schedule D to the Company’s 2006 Income Tax Return, attached as Exhibit B.  Further, the Company sold Asian investors working interests in several oil and gas leaseholds in 2005 for $4,498,820, which the Company had acquired for $977,784. We have been unable to determine the cost basis for the leasehold working interests that were sold to the Asian investors in 2007 for $18,764,060.

3 The commissions and administrative fees paid by the Company in 2006 and 2007 are set forth in Part 1, Item 1. of the Company’s Annual Report on Form 10-K for 2007.

The following table is a summary of the foregoing annual sales of leasehold working interests to Asian Investors by the Company:

Year	Cost of Leasehold	Asian Investors’ Costs
2005	$997,784	$4,498.20
2006[4]	$144,637	$17,705,262
2007	Unknown	$18,764,060

4 See Schedule D to the Company’s IRS Income Tax Return for 2006, attached as Exhibit B.

Mr. Fox, the President and CEO of the Company, signed subscription agreements with the majority of the Asian Investors which committed the Company to pay a minimum 9% per annum return on their investments. During 2007, a total of $4,413,406 in interest payments were made to prior investors, of which at least $3,263,004 came from funds received from subsequent investors, not profits generated by the Company from oil and gas production.

Failure to Pay Operational and Overhead Expenses:

Prior to the Receivership, the Company’s management, i.e. Mr. Fox, had failed to pay various expenses of the Company for the past six months, which has resulted in the Company being in default on various obligations and some of the producing oil and gas properties of the Company being shut down. One of the most recent notices of default involves a purported Company obligation in excess of $1 million in connection with a lease of certain oil and gas drilling equipment which has yet to be located. As noted above, we are currently seeking to identify and locate this equipment.

Regulatory Inquiries:

The Oklahoma Department of Securities (“ODS”) as well as the United States Securities and Exchange Commission (“SEC”) have been advised of the forgoing. It is my understanding that the Oklahoma Department of Securities has begun an investigation of the allegations that have been made, and it is my expectation that the SEC will conduct an investigation of the allegations as well. In this regard, the ODS has issued subpoenas to the Company’s financial institutions.

Pending Litigation:

The Company is a party to several pending cases. The cases, a summary thereof, and their current status are attached hereto as Exhibit C.

Subsequent Reports:

I just filed a quarterly report on Form 10-Q for the period ended June 30, 2008 (the “Quarterly Report”), on behalf of the Company with the SEC. I was unable to file current financial statements with the Quarterly Report, due to: (a) the material write down of the oil and gas property assets of the Company that is anticipated once the pending engineering study is complete; and (b) the liabilities, both actual and contingent, that are anticipated to be materially increased in the near future. At this time, I have little faith or confidence in the financial statements that have been previously filed with the SEC by the Company or that are currently available to me.

Conclusion:

I will use every effort to preserve the remaining value of the Company on behalf of its shareholders and working interest investors. Due to the large number of shareholders and working interest investors, which are believed to number several thousand individuals, it is my intention to post periodic updates of the receivership and the court proceedings on the Powder River web site, in addition to the Company’s SEC filings and my reports to the Court.

Respectfully Submitted

Bruce W. Day, Receiver
Powder River Petroleum International, Inc.

CERTIFICATE OF SERVICE

This is to certify that on the 28th day of August, 2008, a true and correct copy of the above and foregoing instrument was mailed, postage prepaid, to the following:

Cecil G. Drummond, Esq.
BOETTCHER & DRUMMOND, INC.
Attorneys at Law
5200 South Yale, Suite 507
Tulsa, Oklahoma 74135-7489
Attorney for Plaintiff

David Widdoes
City of Sapulpa -City Attorney
425 E. Dewey
PO Box 1130
Sapulpa, OK 74067
Attorney for Investors

Leslie Shelton, Esq.
Rodney Edwards, Esq.
Melissa Maliath, Esq.
6226 E. 101st Street, Suite 100
Tulsa, OK 74137
Attorneys for Brian Fox
_____________________________
Bruce W. Day, Esq., Receiver

Powder River Petroleum International, Inc.
PROMISSORY NOTE

$20,000

July 29, 2008
Oklahoma City, Oklahoma

In consideration for the loan of the principal sum of twenty thousand dollars ($20,000) to Powder River Petroleum International, Inc (the "Company"), the proceeds of which loan are to be paid to Lee Keeling & Associates, Inc. (the "Consulting Firm") by the Company for its evaluation and appraisal of the Company's oil and gas properties, pursuant to the Company's agreement with the Consulting Firm attached hereto as Exhibit A; the Company promises to pay to the order of Lyle P. Phillips, Francis Aberle and Mark Chang, the principal sum twenty thousand dollars ($20,000) with interest thereon at the rate of seven percent (7%) per annum, as soon as possible following approval of the re-payment of this loan (when and if obtained) by the District Court of Tulsa County as an immediate and priority distribution by the Company's from its pending receivership. If repayment of the Note is not approved by the court as an immediate and priority payment, the Company will repay the loan as a non priority unsecured loan, if and when such distribution payments are approved by the court.

This Note is to be construed according to the laws of the State of Oklahoma. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of the holder hereof in order to effect the provisions of this Note. The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note.

IN WITNESS WHEREOF, the undersigned have executed this instrument on the date first above written.

"Makers:"

Powder River Petroleum International, Inc.

Bruce W. Day, Receiver

EXHIBIT
A

SCHEDULE D (Form 1120)

Department of the Treasury Internal Revenue Service

Capital Gains and Losses

▶ Attach to Form 1120, 1120-A, 1120-C, 1120-F, 1120-FSC, 1120-H, 1120-IC-DISC, 1120-L, 1120-ND, 1120-PC, 1120-POL, 1120-REIT, 1120-RIC, 1120-SF, or certain Forms 990-T.

▶ See separate instructions.

OMB No. 1545-0123

2006

Name: POWDER RIVER BASIN GAS CORP

Employer identification number: 90-0247484

Part I Short-Term Capital Gains and Losses -- Assets Held One Year or Less

	(a) Description of property (Example: 100 shares of Z Co.)	(b) Date acquired (mo., day, yr.)	(c) Date sold (mo., day, yr.)	(d) Sales price (see instructions)	(e) Cost or other basis (see inst.)	(f) Gain or (loss) (Subtract (e) from (d))
1	SALE OF LEASEHOLD			17,705,262	144,637	17,560,625

2	Short-term capital gain from installment sales from Form 6252, line 26 or 37	2	
3	Short-term gain or (loss) from like-kind exchanges from Form 8824	3	
4	Unused capital loss carryover (attach computation)	4	( )
5	Net short-term capital gain or (loss). Combine lines 1 through 4	5	17,560,625

Part II Long-Term Capital Gains and Losses — Assets Held More Than One Year

6						

7	Enter gain from Form 4797, line 7 or 9	7	
8	Long-term capital gain from installment sales from Form 6252, line 26 or 37	8	
9	Long-term gain or (loss) from like-kind exchanges from Form 8824	9	
10	Capital gain distributions (see instructions)	10	
11	Net long-term capital gain or (loss). Combine lines 6 through 10	11	

Part III Summary of Parts I and II

12	Enter excess of net short-term capital gain (line 5) over net long-term capital loss (line 11)	12	17,560,625
13	Net capital gain. Enter excess of net long-term capital gain (line 11) over net short-term capital loss (line 5)	13	
14	Add lines 12 and 13. Enter here and on Form 1120, page 1, line 8, or the proper line on other returns	14	17,560,625

Note: If losses exceed gains, see **Capital losses** in the instructions.

For Privacy Act and Paperwork Reduction Act Notice, see the Instructions for Forms 1120 and 1120-A.

Schedule D (Form 1120) (2006)

JVA 06 1120D1 TWF 17298 Copyright Forms (Software Only) - 2006 TW

EXHIBIT
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LEGAL PROCEEDINGS

In addition to the litigation associated with the Receivership, there are several outstanding legal matters involving Powder River.

Michael Tripkovich, et al, v Affiliated Holdings, Inc., et al, No. 72217: This is a personal injury claim in which the Company is a named defendant. It was filed in the 16th Judicial District Court, Parish of St. Martin, State of Louisiana filed July 17, 2007. The suit names more than 100 companies and plaintiff requests damages related to exposure to toxic chemicals, including radon and benzene, while plaintiff was working as a natural gas technician. The Company owns working interests in a small number of properties in Louisiana but does not operate any of the properties. At this time, management believes the Company's potential exposure is small but cannot fully assess the suit which is in the early stages.

Mader v. Powder River Basin Gas Corp: The Company is named defendant in this suit, which was filed in Johnson County, Wyoming, CV 2007-0085. The Plaintiff claimed to have loaned $100,000 to the Company in January 2001, however the Company has no records of such a loan ever being received. Brian Fox purchased a large block of common stock of the Company from Imperial Petroleum, Inc. with the usual and customary representations and warranties. No disclosure was made regarding this loan. The Company's attempts to verify the existence of the alleged Mader loan have been unsuccessful. A summary judgment in favor of the Plaintiff has been rendered for the full amount of the purported loan plus interest and attorneys' fees totaling approximately $180,000. The Company may appeal the summary judgment.

Powder River Petroleum International, Inc. v. **Magnus Oil and Gas,** Inc., Case No. 08-6-9342-CV: This matter is pending in the 267th Judicial District Court in Goliad County, TX. Magnus recently filed a non-judicial foreclosure of a mechanics lien seeking to foreclose on certain leases in Texas. The Company responded and obtained a TRO, stopping the foreclosure action, and is suing for an accounting related to the lease properties operated by Magnus and/or its predecessor. Powder River has hired an auditing firm to complete an audit of the work done by Magnus and the revenue generated by the properties for which Magnus was the operator. It is anticipated that the audit will completed by September 5, 2008.

Settlement with Mark Cook: This settlement arose out of disputes involving the Company's purchase of 100% of the stock of Texoma Oil Field Services, Inc. from Mark Cook. The parties agreed to exchange accounting records before August 31, 2008.

Other Claims have been made and threatened to be made against the Company which we currently believe, will not have a material adverse effect upon the Company. We are not able to make a complete evaluation at this time.

EXHIBIT

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C